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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of Harsco Corporation and Subsidiary Companies (the "Company") of our reports, dated January 27, 2000, on our audits, of the consolidated financial statements and consolidated financial statement schedule of the Company as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which reports are included in this Annual Report on Form 10-K, respectively:

- Post Effective Amendment No. 6 to Form S-8 Registration Statement (Registration No. 2-57876), effective May 21, 1982.

- Post Effective Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-5300), dated March 26, 1987.

-    Form S-8 Registration Statement (Registration No. 33-14064), dated
     May 6, 1987.

- Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-24854), dated October 31, 1988.

- Form S-3 Registration Statement (Registration No. 33-56885), dated December 15, 1994.

- Form S-8 Registration Statement (Registration No. 333-13175), dated October 1, 1996.

- Form S-8 Registration Statement (Registration No. 333-13173), dated October 1, 1996.



PricewaterhouseCoopers LLP




Philadelphia, Pennsylvania
March 20, 2000